NEWS RELEASE

CONTACT:
CONMED Corporation
Robert Shallish
Chief Financial Officer
315-624-3206

FOR RELEASE: 7:00 AM (Eastern) October 25, 2012

CONMED Corporation Announces Third Quarter 2012 Financial Results

-  Sales Increase 5.3%

-  GAAP EPS Increases 10.3%

-  Adjusted EPS Increases 30.3%

-  Conference Call to be Held at 10:00 a.m. ET Today -

Utica, New York, October 25, 2012 ----- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the third quarter ended September 30, 2012.

“CONMED’s third quarter results continued the strong earnings and cash flow trends of the first two quarters of the year,” commented Mr. Joseph J. Corasanti, President and CEO. “Earnings per share grew 10.3% while earnings per share adjusted for restructuring and acquisition costs increased 30.3% on sales growth of 5.3%. Single-use products continued to perform well, growing 7.6% in constant currency. Capital products were flat on a constant currency basis, an improvement from the 7.5% decline in the first six months of the year. From a strategic standpoint, in the last week of the third quarter, we completed the acquisition of Viking Systems, Inc. providing CONMED with the only stand-alone 3D-HD surgical visualization system cleared for sale in the United States.”

As discussed below under “Use of Non-GAAP Financial Measures,” the Company presents various non-GAAP adjusted financial measures in this release. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with generally accepted accounting principles (“GAAP”). Please refer to the attached reconciliation between GAAP and adjusted financial measures.

Third Quarter 2012 Financial Highlights:

•	Sales grew to $181.9 million, an increase of 5.3% (organic increase of 1.2%) and an increase of 6.0% on a constant currency basis as compared to the third quarter of 2011.

•	Single-use products comprised 79.7% of total sales and grew 7.0% (7.6% constant currency), while sales of capital products declined 1.1% (0.3% growth constant currency).

•	Diluted earnings per share (GAAP) grew 10.3% to $0.32.

•	Adjusted diluted earnings per share grew 30.3% to $0.43.

•	Adjusted operating margin expanded 50 basis points to 10.2%.

CONMED News Release Continued	Page 2 of 13	October 25, 2012

•	GAAP operating margin was 7.8%.

•	Adjusted EBITDA margin expanded 150 basis points to 16.6%.

•	GAAP EBITDA margin was 14.1%.

•	A favorable income tax benefit amounting to $0.05 per share, on an adjusted basis, was recorded due to the conclusion of several tax matters.

•	The Board of Directors declared a quarterly cash dividend of $0.15 per share, which was paid on October 5, 2012.

Nine Months 2012 Financial Highlights

•	Sales grew to $565.9 million, an increase of 4.9% (increase of 0.8% organic) and an increase of 5.1% on a constant currency basis as compared to the first nine months of 2011.

•	Single-use products comprised 80.1% of total revenues and grew 7.8% (increase of 7.9% constant currency), while capital products declined 5.5% (decline of 5.0% constant currency).

•	Diluted earnings per share (GAAP) grew 14.4% to $1.03.

•	Adjusted earnings per share grew 21.9% to $1.28.

•	Adjusted operating margin expanded 50 basis points to 10.4%.

•	GAAP operating margin was 8.5%.

•	Adjusted EBITDA margin expanded 150 basis points to 16.5%.

•	GAAP EBITDA margin was 14.6%.

International sales in the third quarter and first nine months of 2012 were $89.3 million and $283.9 million, or 49.1% and 50.2% of total sales, respectively. The recent volatility in foreign currency exchange rates was mitigated by the Company’s currency hedging. Nevertheless, due to unfavorable FX rate changes, sales were lower by $2.2 million in the third quarter and lower by $5.5 million for the first nine months of 2012 than would have been the case using comparable 2011 exchange rates.

Cash provided by operating activities in the third quarter of 2012 amounted to $28.0 million. For the nine months ended September 2012, cash provided by operating activities totaled $61.3 million. As previously disclosed, cash flow in the first quarter of 2012 was reduced by a contribution of $6.5 million to the Company’s frozen pension plan and payment of incentive compensation.

As a component of the Company’s capital allocation strategy, CONMED has returned value to shareholders through the initiation in early 2012 of a 15 cent quarterly dividend (which provides a yield of approximately 2% based upon the current share price). Further, the Board of Directors has previously authorized share repurchases and the Company has $108.8 million remaining available under such authorizations. It is management’s intention, subject to market conditions and provisions of its credit agreement, to repurchase approximately $50 million of CONMED stock over the next six to nine months as an additional means of returning value to the Company’s shareholders.

Outlook

“CONMED has generated significant earnings and margin improvement through the first nine months of 2012, even with the lingering effects of a slowly growing world economy. For the fourth quarter of 2012 we expect sales and earnings consistent with previous guidance,” continued Mr. Corasanti. "Specifically, we anticipate fourth quarter 2012 sales to approximate $199 - $204 million and adjusted earnings per share to be in the range of $0.48 - $0.52. Based on this outlook for the fourth quarter, we are narrowing our guidance for full year 2012 although it remains within the previously provided wider ranges. We now expect full year 2012 sales of $765 - $770 million and adjusted diluted earnings per share of $1.76 - $1.80.”

CONMED News Release Continued	Page 3 of 13	October 25, 2012

“As we look forward to 2013, we are cognizant of external headwinds from the continued softness of the world economy causing just modest increases in healthcare utilization, the effects of the 2.3% excise tax on medical devices sold in the United States, and foreign currency exchange rates which are less favorable than the FX rates at which we hedged our sales in 2012. While we believe we will be able to offset these challenges through the introduction of new products and the continuation of our announced cost efficiency programs, the anticipated earnings per share growth in 2013 is expected to be approximately 5% compared to the 15%, which we would normally expect without the headwinds,” noted Mr. Corasanti.

“Adjusted earnings per share for 2013 is expected to approximate $1.80 - $1.90 while 2013 sales is expected to be in the range of $785 - $795 million,” continued Mr. Corasanti. “Effectively, these external matters have caused us to re-set the base from which management will target earnings growth of approximately 15% annually in-line with our strategic plan.”

The sales and earnings forecasts for fourth quarter 2012 and full year 2013 have been developed using September 2012 currency exchange rates and take into account the currency hedges entered into by the Company.

The adjusted estimates for the fourth quarter of 2012 and full year 2013 exclude unusual matters, such as the restructuring costs expected to be incurred in 2012 and 2013 due to the Viking acquisition and the related relocation of surgical video activities from Santa Barbara, California. Additionally, the Company will continue the consolidation of the Tampere, Finland location into United States facilities. Costs related to these consolidation activities are excluded from the estimates above.

Unusual charges

During 2012, the Company purchased Viking Systems, Inc., continued the on-going consolidation of certain administrative functions, transferred additional product lines to its Mexican manufacturing facility and began the consolidation of the Tampere, Finland facility. Also incurred were integration costs relative to the purchase of a distributor in northern Europe and litigation costs associated with a contractual dispute with a former distributor. Expenses associated with these activities, including severance and relocation costs, amounted to $3.1 million, net of tax, in the third quarter of 2012 and $7.2 million net of tax for the nine months. These charges are included in the GAAP earnings per share set forth above and are excluded from the adjusted results. For the remainder of 2012, the Company presently anticipates incurring additional pre-tax restructuring costs of $4.0 - $5.0 million on projects currently in process.

Use of non-GAAP financial measures

Management has disclosed adjusted financial measurements in this press announcement that present financial information that is not in accordance with generally accepted accounting principles. These measurements are not a substitute for GAAP measurements, although Company management uses these measurements as aids in monitoring the Company’s on-going financial performance from quarter-to-quarter and year-to-year on a regular basis, and for benchmarking against other medical technology companies. Adjusted net income and adjusted earnings per share measure the income of the Company excluding unusual credits or charges that are considered by management to be outside of the normal on-going operations of the Company. Management uses and presents adjusted net income and adjusted earnings per share because management believes that in order to properly understand the Company’s short and long-term financial trends, the impact of unusual items should be eliminated from on-going operating activities. These adjustments for unusual items are derived from facts and circumstances that vary in frequency and impact on the Company’s results of operations. Management uses adjusted net income and adjusted earnings per share to forecast and evaluate the operational performance of the Company as well as to compare results of current periods to prior periods on a consistent basis. Adjusted financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

CONMED News Release Continued	Page 4 of 13	October 25, 2012

Conference call

The Company will webcast its third quarter 2012 conference call live over the Internet at 10:00 a.m. Eastern Time on Thursday, October 25, 2012. This webcast can be accessed from CONMED’s web site at www.conmed.com. Replays of the call will be made available through November 5, 2012.

CONMED profile

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures. The Company’s products serve the clinical areas of arthroscopy/sports medicine, minimally invasive surgical visualization, powered surgical instruments, electrosurgery, cardiac monitoring disposables, endosurgery and endoscopic technologies. They are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology. Headquartered in Utica, New York, the Company’s 3,400 employees distribute its products worldwide from several manufacturing locations. CONMED has a direct selling presence in 16 countries outside the United States and international sales constitute approximately 50% of the Company’s total sales.

Forward Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011; (iii) cyclical purchasing patterns from customers, end-users and dealers; (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; (vii) increasing costs for raw materials or transportation (viii) the risk of a lack of allograft tissues due to reduced donations of such tissues or due to tissues not meeting the appropriate high standards for screening and/or processing of such tissues; and/or (ix) the Company’s ability to devise and execute strategies to respond to market conditions.

CONMED News Release Continued	Page 5 of 13	October 25, 2012

CONMED CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share amounts)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2012	2011	2012

Net sales	$172,814	$181,885	$539,500	$565,896

Cost of sales	80,677	82,129	258,452	262,821
Cost of sales, other - Note A	826	1,843	2,566	4,519

Gross profit	91,311	97,913	278,482	298,556

Selling and administrative	68,350	74,064	206,290	222,577
Research and development	7,021	7,077	21,499	21,364
Other expense – Note B	—	2,658	792	6,421
	75,371	83,799	228,581	250,362

Income from operations	15,940	14,114	49,901	48,194

Amortization of debt discount	1,131	—	3,338	—

Interest expense	1,670	1,345	5,182	4,333

Income before income taxes	13,139	12,769	41,381	43,861

Provision for income taxes	4,928	3,449	15,495	14,277

Net income	$8,211	$9,320	$25,886	$29,584

Per share data:
Net Income
Basic	$0.29	$0.33	$0.91	$1.05
Diluted	0.29	0.32	0.90	1.03

Weighted average common shares
Basic	28,348	28,438	28,355	28,265
Diluted	28,546	28,721	28,734	28,621

Note A –Included in cost of sales, other in the three and nine months ended September 30, 2011 are $0.8 million and $2.6 million, respectively, related to the consolidation of our production facilities. For the three and nine months ending September 30, 2012, we incurred $1.8 million and $4.5 million, respectively, related to the consolidation of our production facilities.

Note B –Included in other expense in the nine months ended September 30, 2011 is $0.8 million related to consolidating certain administrative functions at our Utica, New York facility. For the three and nine months ending September 30, 2012, we incurred $1.9 million and $3.4 million, respectively, related to administrative consolidation expense. Also included in other expense in the three and nine months ending September 30, 2012 is $0.7 million in costs associated with the acquisition of Viking Systems, Inc.. Included in the nine months ending September 30, 2012 is $0.7 million in costs associated with the acquisition of our former distributor in the Nordic region of Europe and $1.6 million in legal costs associated with a contractual dispute with a former distributor.

CONMED News Release Continued	Page 6 of 13	October 25, 2012

CONMED CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

(unaudited)

ASSETS

	December 31,	September 30,
	2011	2012
Current assets:
Cash and cash equivalents	$26,048	$19,819
Accounts receivable, net	135,641	132,872
Inventories	168,438	165,326
Income tax receivable	—	1,295
Deferred income taxes	10,283	11,759
Other current assets	16,314	13,606
Total current assets	356,724	344,677

Property, plant and equipment, net	139,187	139,775
Deferred income taxes	2,389	2,713
Goodwill	234,815	256,825
Other intangible assets, net	195,531	192,721
Other assets	6,948	152,077
Total assets	$935,594	$1,088,788

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$54,557	$1,009
Other current liabilities	76,627	124,534
Total current liabilities	131,184	125,543

Long-term debt	88,952	168,437
Deferred income taxes	92,785	106,316
Other long-term liabilities	49,602	86,045
Total liabilities	362,523	486,341

Shareholders' equity:
Capital accounts	244,980	258,183
Retained earnings	354,439	371,267
Accumulated other comprehensive loss	(26,348)	(27,003)
Total equity	573,071	602,447

Total liabilities and shareholders' equity	$935,594	$1,088,788

CONMED News Release Continued	Page 7 of 13	October 25, 2012

CONMED CORPORATION

CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS

(in thousands)

(unaudited)

	Nine months ended
	September 30,
	2011	2012
Cash flows from operating activities:
Net income	$25,886	$29,584
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	31,802	34,770
Stock-based compensation expense	3,714	4,115
Deferred income taxes	11,961	11,752
Increase (decrease) in cash flows from changes in assets and liabilities:
Accounts receivable	14,745	6,910
Inventories	(10,768)	(2,436)
Accounts payable	2,285	1,693
Income taxes receivable (payable)	829	(7,996)
Accrued compensation and benefits	(2,507)	(5,235)
Other assets	(2,897)	(2,723)
Other liabilities	1,659	(9,171)
Net cash provided by operating activities	76,709	61,263

Cash flow from investing activities:
Purchases of property, plant, and equipment	(12,672)	(15,969)
Payments related to business acquisitions, net of cash acquired	(72)	(82,843)
Net cash used in investing activities	(12,744)	(98,812)

Cash flow from financing activities:
Payments on debt	(23,451)	(54,063)
Proceeds of debt	—	80,000
Dividend payments from common stock	—	(8,590)
Repurchase of treasury stock	(15,021)	—
Net proceeds from common stock issued under employee plans	5,759	9,414
Other, net	(3,148)	5,533
Net cash provided by (used in) financing activities	(35,861)	32,294

Effect of exchange rate change
on cash and cash equivalents	(638)	(974)

Net increase (decrease) in cash and cash equivalents	27,466	(6,229)

Cash and cash equivalents at beginning of period	12,417	26,048

Cash and cash equivalents at end of period	$39,883	$19,819

CONMED News Release Continued	Page 8 of 13	October 25, 2012

CONMED CORPORATION

RECONCILIATION OF REPORTED NET INCOME TO NON-GAAP NET INCOME

BEFORE UNUSUAL ITEMS AND AMORTIZATION OF DEBT DISCOUNT

Three Months Ended September 30, 2011 and 2012

(in thousands except per share amounts)

(unaudited)

	2011	2012

Reported net income	$8,211	$9,320

Facility consolidation costs included in cost of sales	826	1,843

Administrative consolidation costs included in other expense	—	1,940

Viking acquisition costs included in other expense	—	718

Total other expense	—	2,658

Amortization of debt discount	1,131	—

Unusual expense before income taxes	1,957	4,501

Provision (benefit) for income taxes on unusual expenses	(715)	(1,437)

Net income before unusual items and amortization of debt discount	$9,453	$12,384

Per share data:

Reported net income
Basic	$0.29	$0.33
Diluted	0.29	0.32

Net income before unusual items and amortization of debt discount
Basic	$0.33	$0.44
Diluted	0.33	0.43

Management has provided the above reconciliation of net income before unusual items and amortization of debt discount as an additional measure that investors can use to compare operating performance between reporting periods. Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above. We have included the amortization of debt discount in our analysis in order to facilitate comparison with the non-GAAP earnings guidance provided in the “Outlook” section of this and previous releases which exclude such expense.

CONMED News Release Continued	Page 9 of 13	October 25, 2012

CONMED CORPORATION

RECONCILIATION OF REPORTED NET INCOME TO NON-GAAP NET INCOME

BEFORE UNUSUAL ITEMS AND AMORTIZATION OF DEBT DISCOUNT

Nine Months Ended September 30, 2011 and 2012

(in thousands except per share amounts)

(unaudited)

	2011	2012

Reported net income	$25,886	$29,584

Facility consolidation costs included in cost of sales	2,566	4,519

Administrative consolidation costs included in other expense	792	3,444

Costs associated with purchase of Nordic region distributor	—	704

Viking acquisition costs included in other expense	—	718

Legal costs included in other expense	—	1,555

Total other expense	792	6,421

Amortization of debt discount	3,338	—

Unusual expense before income taxes	6,696	10,940

Provision (benefit) for income taxes on unusual expenses	(2,442)	(3,755)

Net income before unusual items and amortization of debt discount	$30,140	$36,769

Per share data:

Reported net income
Basic	$0.91	$1.05
Diluted	0.90	1.03

Net income before unusual items and amortization of debt discount
Basic	$1.06	$1.30
Diluted	1.05	1.28

Management has provided the above reconciliation of net income before unusual items and amortization of debt discount as an additional measure that investors can use to compare operating performance between reporting periods. Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above. We have included the amortization of debt discount in our analysis in order to facilitate comparison with the non-GAAP earnings guidance provided in the “Outlook” section of this and previous releases which exclude such expense.

CONMED News Release Continued	Page 10 of 13	October 25, 2012

CONMED CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands)

(unaudited)

	Three months ended		Nine months ended
	Sept 30,		Sept 30,
	2011	2012	2011	2012

Reported income from operations	$15,940	$14,114	$49,901	$48,194

Facility consolidation
costs included in cost of sales	826	1,843	2,566	4,519

Administrative consolidation
costs included in other expense	—	1,940	792	3,444

Costs associated with purchase
of Viking Systems, Inc.	—	718	—	718

Costs associated with purchase
of Nordic region distributor	—	—	—	704

Legal costs included in other expense	—	—	—	1,555

Adjusted income from operations	$16,766	$18,615	$53,259	$59,134

Operating Margin
Reported (GAAP)	9.2%	7.8%	9.2%	8.5%

Adjusted (Non-GAAP)	9.7%	10.2%	9.9%	10.4%

Management has provided the above reconciliations as additional measures that investors can use to compare financial results between reporting periods. Management believes these reconciliations provide a useful presentation of financial measures as discussed in the section “Use of Non-GAAP Financial Measures” above.

CONMED News Release Continued	Page 11 of 13	October 25, 2012

CONMED CORPORATION

RECONCILIATION OF REPORTED NET INCOME TO EBITDA & ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three months ended		Nine months ended
	Sept 30,		Sept 30,
	2011	2012	2011	2012

Net Income	$8,211	$9,320	$25,886	$29,584

Provision for income taxes	4,928	3,449	15,495	14,277

Interest expense	1,670	1,345	5,182	4,333

Depreciation	4,718	4,744	13,700	14,018

Amortization of debt discount	1,131	—	3,338	—

Amortization, all other	4,592	6,782	13,832	20,205

EBITDA (using GAAP measures)	$25,250	$25,640	$77,433	$82,417

Facility consolidation
costs included in cost of sales	826	1,843	2,566	4,519

Administrative consolidation
costs included in other expense	—	1,940	792	3,444

Costs associated with purchase
of Viking Systems, Inc.	—	718	—	718

Costs associated with purchase
of Nordic region distributor	—	—	—	704

Legal costs included in other expense	—	—	—	1,555

Adjusted EBITDA	$26,076	$30,141	$80,791	$93,357

EBITDA Margin
EBITDA (using GAAP measures)	14.6%	14.1%	14.4%	14.6%
Adjusted EBITDA
(using non-GAAP measures)	15.1%	16.6%	15.0%	16.5%

Management has provided the above reconciliations as additional measures that investors can use to compare financial results between reporting periods. Management believes these reconciliations provide a useful presentation of financial measures as discussed in the section “Use of Non-GAAP Financial Measures” above.

CONMED News Release Continued	Page 12 of 13	October 25, 2012

CONMED CORPORATION

Third Quarter Sales Summary

	Three Months Ended September 30,

				Constant
				Currency
	2011	2012	Growth	Growth
	(in millions)
Arthroscopy
Single-use	$54.4	$61.0	12.1%	13.0%
Capital	15.0	15.6	4.0%	6.0%
	69.4	76.6	10.4%	11.5%

Powered Surgical Instruments
Single-use	18.7	19.7	5.3%	6.4%
Capital	16.1	16.4	1.9%	3.1%
	34.8	36.1	3.7%	4.9%

Electrosurgery
Single-use	17.1	17.7	3.5%	3.5%
Capital	6.2	4.9	-21.0%	-21.0%
	23.3	22.6	-3.0%	-3.0%

Endoscopic Technologies
Single-use	12.3	13.6	10.6%	10.5%
Endosurgery
Single-use and reposable	17.7	17.8	0.6%	1.1%
Patient Care
Single-use	15.3	15.2	-0.7%	-0.6%

Total
Single-use and reposable	135.5	145.0	7.0%	7.6%
Capital	37.3	36.9	-1.1%	0.3%
	$172.8	$181.9	5.3%	6.0%

CONMED News Release Continued	Page 13 of 13	October 25, 2012

CONMED CORPORATION

Nine-Month Sales Summary

	Nine Months Ended September 30,

				Constant
				Currency
	2011	2012	Growth	Growth
	(in millions)
Arthroscopy
Single-use	$169.6	$197.7	16.6%	16.7%
Capital	45.9	46.2	0.7%	1.3%
	215.5	243.9	13.2%	13.5%

Powered Surgical Instruments
Single-use	58.8	62.1	5.6%	5.7%
Capital	52.3	49.7	-5.0%	-4.5%
	111.1	111.8	0.6%	0.9%

Electrosurgery
Single-use	51.9	52.7	1.5%	1.3%
Capital	21.0	16.8	-20.0%	-19.9%
	72.9	69.5	-4.7%	-4.8%

Endoscopic Technologies
Single-use	36.7	39.8	8.4%	8.4%
Endosurgery
Single-use and reposable	54.7	54.1	-1.1%	-1.1%
Patient Care
Single-use	48.6	46.8	-3.7%	-3.7%

Total
Single-use and reposable	420.3	453.2	7.8%	7.9%
Capital	119.2	112.7	-5.5%	-5.0%
	$539.5	$565.9	4.9%	5.1%